EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Collegiate Pacific Inc. Declares Cash Dividend

DALLAS, TEXAS, June 29, 2004 – Collegiate Pacific (AMEX: BOO) today declared a quarterly cash dividend of $0.025 per share on the company’s common stock. This quarterly cash dividend is payable on July 22, 2004, to all stockholders of record as of July 9, 2004.

Collegiate Pacific is the nation’s fastest growing direct manufacturer, marketer and distributor of sports equipment in the USA, and is now the nation’s largest distributor of team uniforms to the institutional markets. The Company markets via catalog, telesales, the Internet and road sales professionals to a target base of more than 200,000 institutional accounts, with more than $5 billion in purchasing power for team sports products.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended June 30, 2003, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-QSB and its Current Reports on Form 8-K (each of which is available upon request from the company or on the company’s website, www.cpacsports.com, under the heading “Investors”) may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements, material adverse changes in the economic conditions in the Company’s markets, including as a result of terrorist attacks, competition from others, how much the Company may receive from the exercise of outstanding stock options and warrants, if anything, and the ability to obtain and retain key executives and employees. We disclaim any obligation to update these forward-looking statements.

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